Exhibit 10.16

EXECUTION COPY

THIRD AMENDMENT TO
SECOND AMENDED AND RESTATED LOAN AGREEMENT

This Third Amendment to Second Amended and Restated Loan Agreement (the “Amendment”) is made and entered into as of March 3, 2017 by and among Black Diamond, Inc., a Delaware corporation, Black Diamond Equipment, Ltd., a Delaware corporation, Black Diamond Retail, Inc., a Delaware corporation, Everest/Sapphire Acquisition, LLC, a Delaware limited liability company, BD North American Holdings, LLC, a Delaware limited liability company, PIEPS Service, LLC, a Delaware limited liability company, and BD European Holdings, LLC, a Delaware limited liability company (collectively, “Borrowers”), and ZB, N.A. dba Zions First National Bank (“Lender”).

Recitals

1.       Lender has previously extended a loan to Borrowers consisting of a revolving loan in the maximum principal amount of $30,000,000 (the “Loan”), which is governed by that certain Second Amended and Restated Loan Agreement dated as of October 31, 2014 among Borrowers, the other Loan Parties from time to time party thereto and Lender, as amended by that certain (i) First Amendment to Second Amended and Restated Credit Agreement dated November 9, 2015 and (ii) Second Amendment to Second Amended and Restated Credit Agreement dated March 11, 2016, in each case, among Borrowers and Lender (as so amended and as the same may be further amended from time to time, the “Loan Agreement”). The Loan is evidenced by that certain Second Amended and Restated Promissory Note (Revolving Loan) dated October 31, 2014 executed by Borrowers in favor of Lender in the maximum principal amount of $30,000,000 (the “Note”).

2.       Borrowers and Lender desire to modify and amend the Loan Agreement as provided herein.

Amendment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrowers hereby agree and amend and modify the Loan Agreement as follows:

1.       Recitals. Each of Borrowers and Lender hereby acknowledges the accuracy of the Recitals, which are incorporated herein by reference.

2.       Definitions. Except as otherwise provided herein, terms defined in the Loan Agreement shall have the same meaning when used herein. Terms defined in the singular shall have the same meaning when used in the plural and vice versa.

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3.       Amendment of Loan Agreement. The Loan Agreement is hereby modified and amended as follows:

(a)       New Definitions. Section 1.1 Definitions of the Loan Agreement is hereby amended by adding the following new definitions in their appropriate alphabetical order:

“Cash Equivalents” means cash equivalents as determined in accordance with Accounting Standards.

“Marketable Security” means any common stock, debt security or other security of a Person which is (or will, upon distribution thereof, be) listed on the NYSE, the American Stock Exchange, NASDAQ or any other national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or approved for quotation in any system of automated dissemination of quotations of securities prices in the United States or for which there is a recognized market maker or trading market provided any such security (i) has a rating of BBB or higher of S&P or Baa2 of Moody’s, (ii) is not subject to a contractual lock up or similar agreement restricting transferability, (iii) may be distributed or resold without volume limitation or other restrictions on transfer under Rule 144 under the Securities Act of 1933, as amended (or any successor provision thereof), including without application of paragraphs (c), (e), (f) and (h) of such Rule 144, and (iv) is not subject to any other prohibitions or material restrictions on transfer under applicable securities laws.

(b)       Deleted Definitions. Section 1.1 Definitions of the Loan Agreement is hereby amended by deleting each of the terms “Dry Hole Expenses”, “Minimum EBITDA Period” and “Seasonal Accordion Increase Period” contained therein.

(c)       Amended Definitions. Section 1.1 Definitions of the Loan Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

“Covenant Liquidity” means unencumbered (i) cash or Cash Equivalents in one or more deposit or approved investment accounts owned by Borrowers plus (ii) all Marketable Securities owned by Borrowers, in each case, maintained in accounts located in the United States.

“EBITDA” means earnings before Interest Expense, Income Tax Expense, depreciation, and amortization and with the following charges or losses to be added back to EBITDA and the income or gains to be subtracted from EBITDA: (i) all non-cash income and charges (including, but not limited to, gains on the sale of non-inventory assets and stock-based compensation); (ii) all non-recurring gains and losses (including, but not limited to, proceeds from the sale of non-inventory assets, transaction costs and restructuring costs); and (iii) all extraordinary gains and losses, not realized in the ordinary course of business, in each case, as approved by the Lender in its sole discretion and as determined in accordance with Accounting Standards.

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“LIBOR Rate” means the rate per annum quoted by Lender as its One Month LIBOR Rate based upon the London Interbank Offered Rate for Dollar deposits published by Bloomberg or other comparable services selected by Lender, as determined for the date of any adjustment thereof at approximately 11:00 a.m. London time two Banking Business Days prior to such date of adjustment. If such LIBOR Rate is not available at such time for any reason, then the LIBOR Rate will be determined by such alternate method as reasonably selected by Lender. This definition of LIBOR Rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein. The LIBOR Rate of Lender may not necessarily be the same as the quoted offered side in the Eurodollar time deposit market quoted by any particular institution or service. It is not necessarily the lowest rate at which Lender may make loans to any of its customers, either now or in the future. Notwithstanding anything in this Agreement to the contrary, if both (i) the LIBOR Rate as provided above would be less than zero percent (0.00%) and (ii) no Hedging Transaction is then in effect pursuant to which Lender is the Floating Rate Payor (as defined in the Hedging Transaction Documents) and the floating rate specified in the Hedging Transaction Documents is the LIBOR Rate or calculated using the LIBOR Rate (a “LIBOR Loan Swap”), then the LIBOR Rate shall be deemed to be zero percent (0.00%); provided, however, if a LIBOR Loan Swap is then in effect, then the LIBOR Rate shall be permitted to be less than zero percent (0.00%) in respect of the Loans solely to the extent, and up to an amount not to exceed, the notional amount under such LIBOR Loan Swap.

“Maturity Date” means April 1, 2020.

“Permanent Accordion Increase Date” means the date upon which all of the following conditions are satisfied: (i) Borrowers provide Lender not less than 30 days’ prior written notice that they wish to increase the maximum principal amount under the Revolving Loan by up to $10,000,000, (ii) the Accordion Increase Loan Fee has been paid to Lender, and (iii) Lender has agreed, in its sole and absolute discretion, to increase the maximum principal amount under the Revolving Loan.

“Subordinated Debt” means any Debt of any Loan Party, now existing or hereafter created, incurred or arising, which is unsecured and subordinated in right of payment to the payment of the Obligations in a manner and to an extent that Lender has approved in writing prior to the creation of such Debt.

(d)       Amount of Revolving Loan. Section 2.2(a) Amount of Revolving Loan of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

a.       Amount of Revolving Loan. Upon fulfillment of all conditions precedent set forth in this Agreement, subject to the terms of the Revolving Note, and so long as no Event of Default exists which has not been waived or timely cured, and no other breach has occurred which has not been waived or timely cured under the Loan Documents, Lender agrees to loan Borrowers up to $20,000,000 pursuant to this Section 2.2; provided, however, upon the Permanent Accordion Increase Date, if any, Lender shall loan Borrowers up to $30,000,000.

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(e)       Notice and Manner of Borrowing. Section 2.2(d) Notice and Manner of Borrowing of the Loan Agreement is hereby amended by inserting a sentence at the end of the first paragraph thereto to read as follows:

The minimum principal draw amount for any Revolving Loan shall be no less than $1,000,000 and in increments of $100,000 in excess thereof.

(f)       Deletion of Seasonal Accordion Mandatory Prepayments. Section 2.4(b)(ii) of the Loan Agreement is hereby deleted.

(g)       Funding Fee. Section 2.6 Funding Fee of the Loan Agreement is hereby amended and restated in its entirety to read as follows.

2.6        Funding Fee

On or prior to the Permanent Accordion Increase Date, if any, Borrowers shall pay to Lender the Accordion Increase Loan Fee as a condition to permanently increasing the Revolving Loan as described in Section 2.2(a). No portion of such loan fee or any other fee paid hereunder shall be refunded in the event of early termination of this Agreement or any termination or reduction of the right of Borrowers to request advances under this Agreement. Lender is authorized and directed, upon execution of this Agreement and fulfillment of all conditions precedent hereunder, to disburse a sufficient amount of the Loan proceeds to pay the loan fees in full.

(h)       Financial Statements and Reports. Section 6.7(e) Financial Statements and Reports of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

e.       Together with each of the annual and quarterly Consolidated Financial Statements required to be delivered to Lender pursuant to the provisions of paragraphs (a) and (b) above, Brokerage and deposit account statements of the Loan Parties covering the current period in respect of all brokerage and deposit accounts owned by the Loan Parties.

(i)       Minimum EBITDA. Section 6.14(a) Minimum EBITDA of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

a.       Minimum EBITDA and Minimum Covenant Liquidity. To the extent Black Diamond and its Subsidiaries, on a Consolidated basis, have Covenant Liquidity for any fiscal quarter less than $25,000,000, then Black Diamond and its Subsidiaries, on a Consolidated basis, shall maintain Trailing Twelve Month EBITDA of not less than $7,500,000 for such fiscal quarter;

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provided, however, for any fiscal quarter where Trailing Twelve Month EBITDA for such period is (i) equal to or greater than $10,000,000, there is no requirement to have Covenant Liquidity of any amount for such fiscal quarter, or (ii) less than $10,000,000, but greater than or equal to $7,500,000, Black Diamond and its Subsidiaries, on a Consolidated basis, shall maintain Covenant Liquidity of not less than $22,000,000 for such fiscal quarter; and provided, further, that if Covenant Liquidity is greater than or equal to $25,000,000, then there is no requirement to have Trailing Twelve Month EBITDA of any amount for such fiscal quarter. EBITDA shall be adjusted on a pro forma basis for future Permitted Acquisitions, such calculations to be limited to pro forma statements filed with the Securities Exchange Commission, or if not filed with the Securities Exchange Commission, then subject to reasonable approval by Lender. In furtherance of the foregoing, and merely by way of illustration, this Section may be satisfied by Black Diamond and its Subsidiaries adhering to the following table:

Minimum EBITDA and Minimum Covenant Liquidity Chart

Minimum EBITDA	Minimum Liquidity
≥ 7,500,000 < 10,000,000	≥ 22,000,000
≥ 10,000,000	N/A
and
Minimum Liquidity	Minimum EBITDA
≥ 25,000,000	N/A

(j)       Net Worth. Section 6.14(b) Net Worth of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

b.       Net Worth. Black Diamond and its Subsidiaries, on a Consolidated basis, will maintain a Net Worth, measured at each reporting period set forth in Section 6.7 Financial Statements and Reports, of not less than $140,000,000 at the Fiscal Year End for 2016, plus an increase of $2,000,000 at each Fiscal Year End thereafter.

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(k)       Maximum Capital Expenditures. Section 6.14(d) Maximum Capital Expenditures of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

d.       Maximum Capital Expenditures. Black Diamond and its Subsidiaries, on a Consolidated basis, will not make any Capital Expenditures if, after giving effect thereto, the aggregate of all Capital Expenditures made by Borrowers, on a Consolidated basis, would exceed $4,000,000 in any Fiscal Year; provided, however, that if during any Fiscal Year the amount of Capital Expenditures permitted for that year is not so utilized, such unutilized amount may be added to the maximum Capital Expenditures permitted under this Section 6.14(d) during the next succeeding Fiscal Year, but in no event shall the maximum Capital Expenditures during any Fiscal Year include unused amounts from any year prior to the immediately preceding Fiscal Year.

(l)       Subordinated Debt. Section 6.22 Subordinated Debt of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

6.22       Subordinated Debt.

Payments of principal under the Subordinated Debt may be made only: (a) so long as the Loan Parties are in pro forma compliance with the financial covenants set forth in Section 6.14 Financial Covenants; (b) Borrowers do not draw on the Revolving Loan to repay such Subordinated Debt unless Black Diamond demonstrates to Lender to Lender’s satisfaction (which determination shall be in Lender’s sole discretion) that such use of the Revolving Loan will not impair Black Diamond’s liquidity and availability under the Revolving Loan for funding Capital Expenditures, seasonal working capital and other corporate obligations and operational cash requirements; and (c) any such payment is not prohibited by the terms of such Subordinated Debt and any related subordination agreement.

4.       Conditions Precedent to Closing this Amendment. This Amendment shall not become effective until the following conditions have been completed and proof of their completion has been provided to Lender:

(a)       On or prior to the execution and delivery of this Amendment, Borrowers shall have executed and delivered, or caused to be executed and delivered, to Lender, each in form and substance satisfactory to Lender, such other documents, instruments, resolutions, subordinations, and other agreements as Lender may require in its sole discretion, including, without limitation, the documents set forth on Schedule 1 hereto.

(b)       Each of Borrowers shall perform all of the obligations of such Borrower under the Loan Documents or this Amendment to be performed contemporaneously with the execution and delivery of this Amendment.

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(c)       Borrowers shall pay Lender a renewal and extension fee in the amount of $40,000 in cash. No portion of such fee shall be refunded in the event of early termination of the Loan Documents or any termination or reduction of the right of Borrowers to request advances under the Loan Documents. Lender is authorized and directed to disburse a sufficient amount of the Loan proceeds to pay this amendment fee in full.

(d)       Borrowers shall pay all fees and expenses in accordance with Section 6.

All conditions precedent set forth in this Amendment are for the sole benefit of Lender and may be waived unilaterally by Lender.

5.       Conforming Modifications. Each of the Loan Documents is modified to be consistent herewith and to provide that it shall be a default or an Event of Default thereunder if Borrowers shall fail to comply with any of the covenants of Borrowers herein or if any representation or warranty by Borrowers herein is materially incomplete, incorrect, or misleading as of the date hereof.

6.       Fees and Expenses; Closing Fee

(a)       Fees and Expenses. In consideration of Lender’s agreement to amend and modify the Loan and the Loan Documents, each of Borrowers has agreed to pay to Lender (i) all reasonable legal fees and expenses incurred by Lender in connection herewith or with the Loan and the Loan Documents accrued and unpaid as of the date hereof and (ii) all other reasonable costs and expenses incurred by Lender in connection with this Amendment.

(b)       Method of Payment. The foregoing fees and expenses shall be paid by Borrowers to Lender on the date hereof or at such later date as such fees, costs and expenses are incurred by Lender; provided, however, that if such fees and expenses are not promptly paid, Lender is authorized and directed, upon execution of this Amendment and fulfillment of all conditions precedent hereunder, to disburse a sufficient amount of the Loan to pay these fees and expenses in full. Each of Borrowers acknowledges and agrees that such fees, costs, and expenses are fully earned and nonrefundable as of the date this Amendment is executed and delivered by the parties hereto, and that no portion of such fee shall be refunded in the event of early termination of the Loan Agreement or any termination or reduction of the right of any Borrower to request advances under the Loan Agreement or the Note.

7.       Borrowers Representations and Warranties. Each of Borrowers hereby affirms and again makes the representations and warranties set forth in Section 5 of the Loan Agreement as of the date of this Amendment, except to the extent that any such representations and warranties refer specifically to an earlier date.

8.       Borrowers Covenants

(a)       Borrowers shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Amendment.

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(b)       Each of Borrowers fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity, that such Borrower has or in the future may have, whether known or unknown, in respect of the Loan, the Loan Documents, or the actions or omissions of Lender in respect of the Loan or the Loan Documents arising from events occurring prior to the date of this Amendment.

9.       Loan Documents Remain in Full Force and Effect. The Loan Documents are ratified and affirmed by each of Borrowers and shall remain in full force and effect as modified hereby. Any property rights or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrowers in the Loan Documents.

10.      Integrated Agreement; Amendment. This Amendment, together with the Loan Agreement and the other Loan Documents, constitutes the entire agreement between Lender and Borrowers concerning the subject matter hereof, and may not be altered or amended except by written agreement signed by Lender. PURSUANT TO UTAH CODE SECTION 25-5-4, EACH BORROWER IS NOTIFIED THAT THESE AGREEMENTS ARE A FINAL EXPRESSION OF THE AGREEMENT BETWEEN THE LENDER AND THE BORROWERS AND THESE AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

11.      Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF UTAH.

12.      Time. Time is of the essence with respect to this Amendment.

13.      Counterpart Execution. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document. Receipt by Lender of an executed copy of this Amendment by facsimile or electronic mail shall constitute conclusive evidence of execution and delivery of this Amendment by the signatory thereto.

All other prior and contemporaneous agreements, arrangements, and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

This Amendment and the Loan Agreement (together with any other amendment thereto) shall be read and interpreted together as one agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been executed and becomes effective as of the date first written above.

Lender:

ZB, N.A. dba Zions First National Bank

By:/s/ Michael R. Brough

Name: Michael R. Brough

Title: Senior Vice President

Borrowers:

Black Diamond, Inc.

By:/s/ Aaron J. Kuehne

Name: Aaron J. Kuehne

Title: Chief Financial Officer, Secretary

           and Treasurer

Black Diamond Equipment, Ltd.

By:/s/ Aaron J. Kuehne

Name: Aaron J. Kuehne

Title: Chief Financial Officer and Secretary

Black Diamond Retail, Inc.

By:/s/ Aaron J. Kuehne

Name: Aaron J. Kuehne

Title: Chief Financial Officer and Secretary

Everest/Sapphire Acquisition, LLC

By:/s/ Aaron J. Kuehne

Name: Aaron J. Kuehne

Title: Secretary and Treasurer

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED

LOAN AGREEMENT

Signature Pages

BD North American Holdings, LLC

By:/s/ Aaron J. Kuehne

Name: Aaron J. Kuehne

Title: Treasurer

PIEPS Service, LLC

By:/s/ Aaron J. Kuehne

Name: Aaron J. Kuehne

Title: Secretary and Treasurer

BD European Holdings, LLC

By:/s/ Aaron J. Kuehne

Name: Aaron J. Kuehne

Title: Secretary and Treasurer

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED

LOAN AGREEMENT

Signature Pages

SCHEDULE 1

Third Amendment

Documentation List

1.	Third Amendment to Second Amended and Restated Loan Agreement

2.	Third Amended and Restated Promissory Note

3.	Disbursement Instructions

4.	Secretary’s Certificate

a.	Black Diamond, Inc.

b.	Black Diamond Equipment, Ltd.

c.	Black Diamond Retail, Inc.

d.	Everest/Sapphire Acquisition, LLC

e.	BD North American Holdings, LLC

f.	PIEPS Service, LLC

g.	BD European Holdings, LLC

5.	Form W-9

a.	Black Diamond, Inc.

b.	Black Diamond Equipment, Ltd.

c.	Black Diamond Retail, Inc.

d.	Everest/Sapphire Acquisition, LLC

e.	BD North American Holdings, LLC

f.	PIEPS Service, LLC

g.	BD European Holdings, LLC